Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: July 24, 2019

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) today announced its unaudited financial results for the three-month and six-month periods ended June 30, 2019. All share data has been adjusted to reflect Horizon’s three-for-two stock split effective June 15, 2018.

SUMMARY:

•
Net income for the quarter ended June 30, 2019 was $16.6 million, or $0.37 diluted earnings per share, compared to $14.1 million, or $0.37 diluted earnings per share, for the quarter ended June 30, 2018. This represents the highest quarterly net income in the Company’s history.

•
Core net income for the quarter ended June 30, 2019 increased 26.0% to $17.6 million, or $0.39 diluted earnings per share, compared to $14.0 million, or $0.37 diluted earnings per share, for the same period in 2018. This represents the highest quarter-to-date core net income and core diluted earnings per share in the Company’s history. (See the “Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share” table on page 4 for a description of the elements of core net income)

•
Net income for the first six months of 2019 was $27.5 million, or $0.65 diluted earnings per share, compared to $26.9 million, or $0.70 diluted earnings per share for the first six months of 2018. This represents the highest year-to-date net income as of June 30th in the Company’s history.

•
Core net income for the first six months of 2019 was $31.8 million, or $0.75 diluted earnings per share, compared to $26.8 million, or $0.70 diluted earnings per share, for the first six months of 2018. This represents the highest year-to-date core net income and core diluted earnings per share as of June 30th in the Company’s history. (See the “Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share” table on page 4 for a description of the elements of core net income)

•
Net interest margin for the quarter ended June 30, 2019 was 3.73% compared to 3.62% and 3.78% for the quarters ended March 31, 2019 and June 30, 2018, respectively. The increase in net interest margin from the first quarter of 2019 reflects an increase in the yield of interest-earning assets as loans continue to reprice upwards and a decrease in interest-bearing liabilities from reducing short-term borrowings with the liquidity obtained from the Salin acquisition, along with a stabilization in deposit pricing.

•
Core net interest margin for the quarter ended June 30, 2019 was 3.61% compared to 3.46% and 3.60% for the quarters ended March 31, 2019 and June 30, 2018, respectively. (See the “Non-GAAP Reconciliation of Net Interest Margin” table on page 5 for a description of the elements of core net interest margin)

•
Return on average assets was 1.32% for the second quarter of 2019 compared to 1.41% for the second quarter of 2018. Return on average assets was 1.18% for the first six months of 2019 compared to 1.36% for the first six months of 2018.

Pg. 2 cont. Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

•
Core return on average assets for the second quarter of 2019 was 1.40% compared to 1.39% for the second quarter of 2018. Core return on average assets was 1.36% for the first six months of 2019 compared to 1.35% for the first six months of 2018. (See the “Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity” table on page 10 for the description of core return on average assets)

•
Return on average equity was 10.73% for the second quarter of 2019 compared to 12.15% for the second quarter of 2018. Return on average equity was 9.82% for the first six months of 2019 compared to 11.72% for the first six months of 2018.

•
Core return on average equity for the second quarter of 2019 was 11.34% compared to 12.02% for the second quarter of 2018. Core return on average equity was 11.38% for the first six months of 2019 compared to 11.65% for the first six months of 2018. (See the “Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity” table on page 10 for the description of core return on average assets)

•
Horizon’s tangible book value per share increased to $9.91 at June 30, 2019 compared to $9.60 and $8.84 at March 31, 2019 and June 30, 2018, respectively. This represents the highest tangible book value per share in the Company’s history.

•	Horizon closed three full-service branches on April 19, 2019 and one loan production office on April 26, 2019. Horizon also plans to close one additional full-service branch on September 6, 2019.
•
Horizon consolidated five full-service branches acquired in the March 2019 acquisition of Salin Bancshares, Inc. and Salin Bank and Trust Company (“Salin”), in coordination with the core data conversion from the acquisition occurring on April 26, 2019.

•
On June 18, 2019, Horizon’s Board of Directors approved an increase in the Company’s quarterly cash dividend from $0.10 to $0.12 per share, paid on July 19, 2019, to shareholders of record as of July 5, 2019.

•	On July 16, 2019, Horizon’s Board of Directors authorized a stock repurchase program for up to 2,250,000 shares of Horizon’s issued and outstanding common stock, no par value.
Craig Dwight, Chairman and CEO of Horizon, commented:  “I am pleased to announce Horizon’s record 2019 second quarter and year-to-date core earnings of $17.6 million, or $0.39 per diluted share, and $31.8 million, or $0.75 per diluted share. Core earnings, exclude merger expenses and other non-core items.”

Dwight added, “Horizon’s total assets continued to grow reaching approximately $5.1 billion at June 30, 2019, as a result of the Salin acquisition and organic loan growth since the beginning of the year. We have experienced organic loan growth at an annualized rate of 5.7% during the first six months of 2019. Along with approximately $568.9 million in loans acquired from Salin, loan growth in the markets of Fort Wayne, Grand Rapids, Indianapolis and Kalamazoo totaled $99.7 million as of June 30, 2019.”

Dwight continued, “During the second quarter of 2019, Horizon continued to maximize operational leverage as a result of increased mass and scale. Annualized non-interest expense to average assets, excluding merger expenses, decreased to 2.39% for the second quarter of 2019 compared to 2.41% for the first quarter of 2019 and 2.49% for the second quarter of 2018. Although the anticipated cost savings from the Salin acquisition have not been fully-realized, our team has been able to leverage new technologies and develop operational efficiencies. In our efforts to improve efficiencies, we closed three legacy full-service branches on April 19, 2019 and we consolidated our existing Fort Wayne loan production office with the acquired Salin locations. We also closed five Salin full-service branches which were in close proximity to an existing Horizon office or that did not meet our branch hurdle rates in conjunction with our data conversion on April 26, 2019. We also plan to consolidate our Midland, Michigan full-service branches into one location on September 6, 2019.”

Pg. 3 cont. Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

Dwight concluded, “We continue to look for opportunities to provide value for our shareholders. On June 18, 2019, our Board of Directors approved a 20.0% dividend increase from 10 cents to 12 cents per share. This was followed by the Board of Directors authorizing a stock repurchase program of up to 2,250,000 shares of Horizon’s issued and outstanding common stock on July 16, 2019. We believe that at current price levels, Horizon’s shares are an attractive investment and our repurchase program reflects our continuing confidence in Horizon’s financial strength. Given our strong balance sheet, we believe we can implement this program and continue to retain sufficient liquidity and capital to execute business strategies.”

Income Statement Highlights

Net income for the second quarter of 2019 was $16.6 million, or $0.37 diluted earnings per share, compared to $10.8 million, or $0.28 diluted earnings per share, for the first quarter of 2019 and $14.1 million, or $0.37 diluted earnings per share, for the second quarter of 2018. Excluding acquisition-related expenses, gain (loss) on sale of investment securities and death benefit on bank owned life insurance (“core net income”), core net income for the second quarter of 2019 was $17.6 million, or $0.39 diluted earnings per share, compared to $14.2 million, or $0.37 diluted earnings per share, for the first quarter of 2019 and $14.0 million, or $0.37 diluted earnings per share for the second quarter of 2018.

The increase in net income and diluted earnings per share from the first quarter of 2019 to the second quarter of 2019 reflects increases in net interest income of $7.2 million and non-interest income of $2.2 million, offset by increases in non-interest expense of $1.8 million, income tax expense of $1.2 million and provision for loan losses of $532,000.

The increase in net income from the second quarter of 2018 when compared to the same period of 2019 reflects increases in net interest income of $8.0 million and non-interest income of $2.0 million, offset by increases in non-interest expense of $6.6 million, income tax expense of $515,000 and provision for loan losses of $261,000.

Net income for the six months ended June 30, 2019 was $27.5 million, or $0.65 diluted earnings per share, compared to $26.9 million, or $0.70 diluted earnings per share for the six months ended June 30, 2018. Core net income for the six months ended June 30, 2019 was $31.8 million, or $0.75 diluted earnings per share, compared to $26.8 million, or $0.70 diluted earnings per share, for the six months ended June 30, 2018. This represents a 7.1% increase in core diluted earnings per share for the first six months of 2019 compared to the same period in 2018.

The increase in net income when comparing the first six months of 2019 to the prior year period reflects increases in net interest income of $8.8 million and non-interest income of $2.4 million, offset by an increase in non-interest expense of $10.5 million.

Pg. 4 cont. Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollars in Thousands, Except per Share Data, Unaudited)
	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30	June 30
	2019	2019	2018	2019	2018
Non-GAAP Reconciliation of Net Income
Net income as reported	$16,642	$10,816	$14,115	$27,458	$26,919
Merger expenses	1,532	4,118	-	5,650	-
Tax effect	(295)	(692)	-	(987)	-
Net income excluding merger expenses	17,879	14,242	14,115	32,121	26,919
Loss (gain) on sale of investment securities	100	(15)	-	85	(11)
Tax effect	(21)	3	-	(18)	2
Net income excluding gain on sale of investment securities	17,958	14,230	14,115	32,188	26,910
Death benefit on bank owned life insurance ("BOLI")	(367)	-	(154)	(367)	(154)
Net income excluding death benefit on BOLI	17,591	14,230	13,961	31,821	26,756
Core Net Income	$17,591	$14,230	$13,961	$31,821	$26,756

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share ("EPS") as reported	$0.37	$0.28	$0.37	$0.65	$0.70
Merger expenses	0.03	0.11	-	0.13	-
Tax effect	-	(0.02)	-	(0.02)	-
Diluted EPS excluding merger expenses	0.40	0.37	0.37	0.76	0.70
Loss (gain) on sale of investment securities	-	-	-	-	-
Tax effect	-	-	-	-	-
Diluted EPS excluding gain on sale of investment securities	0.40	0.37	0.37	0.76	0.70
Death benefit on BOLI	(0.01)	-	-	(0.01)	-
Diluted EPS excluding death benefit on BOLI	0.39	0.37	0.37	0.75	0.70
Core Diluted EPS	$0.39	$0.37	$0.37	$0.75	$0.70

Horizon’s net interest margin increased to 3.73% for the second quarter of 2019 when compared to 3.62% for the first quarter of 2019. The increase in net interest margin from the first quarter of 2019 reflects an increase in the yield on interest-earning assets of five basis points as loans continue to reprice upwards. The cost of interest-bearing liabilities decreased by six basis points primarily from reducing short-term borrowings during the second quarter with the liquidity obtained through the Salin acquisition. In addition, we are seeing a stabilization in deposit pricing within the markets we serve.

Net interest margin decreased to 3.73% for the second quarter of 2019 when compared to 3.78% for the second quarter of 2018. The decrease in net interest margin was due to an increase in the cost of interest-bearing liabilities of 40 basis points, offset by an increase in the yield on interest-earning assets of 24 basis points. The cost of interest-bearing deposits, borrowings and subordinated debentures increased by 50, 32 and 15 basis points, respectively. The increase in the yield of interest-earning assets was due to increases in the yields on loans receivable of 21 basis points, taxable investment securities of 22 basis points and non-taxable investment securities of 29 basis points.

Net interest margin decreased to 3.68% during the first six months of 2019 when compared to 3.81% for the first six months of 2018. This decrease reflects an increase in the cost of interest-bearing liabilities of 49 basis points, offset by an increase in the yield of interest-earning assets of 24 basis points. The increase in the cost of interest-bearing liabilities was due to an increase in the cost of interest-bearing deposits of 55 basis points and borrowings of 45 basis points. The increase in the yield of interest-earning assets was due to increases in the yields on loans receivable of 23 basis points, taxable investment securities of 25 basis points and non-taxable investment securities of 30 basis points.

Pg. 5 cont. Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

Net interest margin, excluding acquisition-related purchase accounting adjustments (“core net interest margin”), was 3.61% for the second quarter of 2019 compared to 3.46% for the prior quarter and 3.60% for the second quarter of 2018. Interest income from acquisition-related purchase accounting adjustments was $1.3 million, $1.5 million and $1.6 million for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively. The increase in the core net interest margin during the second quarter of 2019 was due to the pay-down of short-term borrowings with the liquidity obtained through the acquisition of Salin and an increase in the yield on earning assets from higher mortgage warehouse lending balances, loans continuing to reprice higher and the addition of acquired Salin loans.

Non-GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30	June 30
	2019	2019	2018	2019	2018
Non-GAAP Reconciliation of Net Interest Margin
Net interest income as reported	$41,529	$34,280	$33,550	$75,809	$66,961
Average interest-earning assets	4,566,674	3,929,296	3,638,801	4,249,644	3,600,676
Net interest income as a percentage of average interest-earning assets ("Net Interest Margin")	3.73%	3.62%	3.78%	3.68%	3.81%
Acquisition-related purchase accounting adjustments ("PAUs")	$(1,299)	$(1,510)	$(1,634)	$(2,809)	$(3,671)
Core net interest income	$40,230	$32,770	$31,916	$73,000	$63,290
Core net interest margin	3.61%	3.46%	3.60%	3.55%	3.61%

Lending Activity

Total loans increased $653.5 million from $3.014 billion as of December 31, 2018 to $3.668 billion as of June 30, 2019. Excluding acquired loans, total loans increased $84.6 million during the first six months of 2019 as residential mortgage loans increased by $14.9 million, consumer loans increased by $20.0 million and mortgage warehouse loans increased by $59.3 million, offset by a decrease in commercial loans of $11.8 million.

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)

	June 30 2019	December 31 2018	Amount Change	Acquired Loans	Amount Change	Percent Change
Commercial	$2,062,623	$1,721,590	$341,033	$(352,798)	$(11,765)	-0.7%
Residential mortgage	814,065	668,141	145,924	(131,008)	14,916	2.2%
Consumer	654,552	549,481	105,071	(85,112)	19,959	3.6%
Subtotal	3,531,240	2,939,212	592,028	(568,918)	23,110	0.8%
Held for sale loans	3,185	1,038	2,147	-	2,147	206.8%
Mortgage warehouse loans	133,428	74,120	59,308	-	59,308	80.0%
Total loans	$3,667,853	$3,014,370	$653,483	$(568,918)	$84,565	2.8%

Total loans increased $44.8 million from $3.623 billion as of March 31, 2019 to $3.668 billion as of June 30, 2019. During the second quarter of 2019, consumer loans increased by $14.8 million and mortgage warehouse loans increased $61.5 million, offset by a decrease in commercial loans of $27.0 million and a decrease in residential mortgage loans of $5.8 million.

Pg. 6 cont. Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)

	June 30 2019	March 31 2019	Amount Change	Acquired Loans	Amount Change	Percent Change
Commercial	$2,062,623	$2,089,579	$(26,956)	$-	$(26,956)	-1.3%
Residential mortgage	814,065	819,824	(5,759)	-	(5,759)	-0.7%
Consumer	654,552	639,710	14,842	-	14,842	2.3%
Subtotal	3,531,240	3,549,113	(17,873)	-	(17,873)	-0.5%
Held for sale loans	3,185	1,979	1,206	-	1,206	60.9%
Mortgage warehouse loans	133,428	71,944	61,484	-	61,484	85.5%
Total loans	$3,667,853	$3,623,036	$44,817	$-	$44,817	1.2%

During the first six months of 2019, the Bank originated approximately $206.0 million of commercial loans; however, only 54.4%, or $112.1 million, of these loan originations had been funded as of June 30, 2019. These originations were offset by commercial loan payoffs totaling approximately $157.8 million during the first six months of 2019, as there was an increase in clients moving projects that had reached stabilization into the long-term, fixed rate conduit financing market.

Residential mortgage lending activity for the three months ended June 30, 2019 generated $2.1 million in income from the gain on sale of mortgage loans, an increase of $769,000 from the first quarter of 2019 and $182,000 from the second quarter of 2018. Total origination volume for the second quarter of 2019, including loans placed into portfolio, totaled $111.4 million, representing an increase of 78.1% from the first quarter of 2019 and an increase of 2.1% from the second quarter of 2018. Total origination volume for the second quarter of 2019 of loans sold to the secondary market totaled $60.6 million, representing an increase of 99.3% from the first quarter of 2019 and an increase of 18.8% from the second quarter of 2018.

Revenue derived from Horizon’s residential mortgage and warehouse lending activities was 5.6% of Horizon’s total revenue for the second quarter of 2019.

The provision for loan losses totaled $896,000 for the second quarter of 2019 compared to $364,000 for the first quarter of 2019 and $635,000 for the second quarter of 2018. The increase in the provision for loan losses from the first quarter of 2019 and the second quarter of 2018 when compared to the second quarter of 2019 was primarily due to a specific reserve placed on a single credit.

The provision for loan losses totaled $1.3 million for the first six months of 2019 compared to $1.2 million for the first six months of 2018. The increase in provision for loan losses from 2018 was primarily due to organic loan growth experienced from June 30, 2018 until June 30, 2019.

The ratio of the allowance for loan losses to total loans decreased to 0.50% as of June 30, 2019 from 0.59% at December 31, 2018. The decrease in the ratio of the allowance for loan losses to total loans is primarily due to increased loan balances from the Salin acquisition. The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 0.68% as of June 30, 2019 compared to 0.72% as of December 31, 2018. Loan loss reserves plus credit-related loan discounts on acquired loans as a percentage of total loans was 1.14% as of June 30, 2019 compared to 0.98% as of December 31, 2018.

Pg. 7 cont. Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

Non-GAAP Allowance for Loan and Lease Loss Detail
As of June 30, 2019
(Dollars in Thousands, Unaudited)

	Pre-discount Loan Balance	Allowance for Loan Losses (ALLL)	Loan Discount	ALLL + Loan Discount	Loans, net	ALLL/ Pre-discount Loan Balance	Loan Discount/ Pre-discount Loan Balance	ALLL+Loan Discount/ Pre-discount Loan Balance
Horizon Legacy	$2,677,923	$18,091	N/A	$18,091	$2,659,832	0.68%	0.00%	0.68%
Heartland	6,044	-	621	621	5,423	0.00%	10.27%	10.27%
Summit	17,194	-	1,003	1,003	16,191	0.00%	5.83%	5.83%
Peoples	75,918	-	1,732	1,732	74,186	0.00%	2.28%	2.28%
Kosciusko	34,056	195	567	762	33,294	0.57%	1.66%	2.24%
LaPorte	73,228	-	2,651	2,651	70,577	0.00%	3.62%	3.62%
CNB	3,701	-	94	94	3,607	0.00%	2.54%	2.54%
Lafayette	71,707	19	652	671	71,036	0.03%	0.91%	0.94%
Wolverine	161,066	-	2,120	2,120	158,946	0.00%	1.32%	1.32%
Salin	547,016	-	14,230	14,230	532,786	0.00%	2.60%	2.60%
Total	$3,667,853	$18,305	$23,670	$41,975	$3,625,878	0.50%	0.65%	1.14%

As of June 30, 2019, non-performing loans totaled $18.9 million, which reflects a two basis point increase in non-performing loans to total loans, or a $3.8 million increase from $15.2 million in non-performing loans as of December 31, 2018. Compared to December 31, 2018, non-performing commercial loans increased by $1.8 million, non-performing real estate loans increased by $1.4 million and non-performing consumer loans increased by $523,000. Other real estate owned and repossessed assets totaled $3.9 million as of June 30, 2019 which is an increase of $1.8 million from December 31, 2018. The majority of this increase was due to other real estate owned properties acquired in the Salin transaction, including the closed branches, totaling $1.7 million.

Expense Management

Total non-interest expense was $1.8 million higher in the second quarter of 2019 when compared to the first quarter of 2019. Salaries and employee benefits, net occupancy expenses, other expense and FDIC insurance expense increased by $2.5 million, $376,000, $213,000 and $205,000, respectively. Offsetting these increases was a decrease in outside services and consultants expense of $1.9 million. Excluding merger expenses, total non-interest expense increased by $4.4 million during the second quarter of 2019 when compared to the first quarter of 2019.

	Three Months Ended
	June 30			March 31
	2019			2019			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$16,951	$(482)	$16,469	$14,466	$(2)	$14,464	$2,005	13.9%
Net occupancy expenses	3,148	(75)	3,073	2,772	-	2,772	301	10.9%
Data processing	2,139	(68)	2,071	1,966	(292)	1,674	397	23.7%
Professional fees	598	(153)	445	493	(239)	254	191	75.2%
Outside services and consultants	1,655	(176)	1,479	3,530	(2,290)	1,240	239	19.3%
Loan expense	2,048	(2)	2,046	1,949	-	1,949	97	5.0%
FDIC deposit insurance	365	-	365	160	-	160	205	128.1%
Other losses	169	(69)	100	104	(2)	102	(2)	-2.0%
Other expenses	4,511	(507)	4,004	4,298	(1,293)	3,005	999	33.2%
Total non-interest expense	$31,584	$(1,532)	$30,052	$29,738	$(4,118)	$25,620	$4,432	17.3%
Annualized Non-interest Exp. to Avg. Assets	2.51%		2.39%	2.80%		2.41%

Pg. 8 cont. Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

Total non-interest expense was $6.6 million higher during the second quarter of 2019 compared to the same period of 2018. Salaries and employee benefits, other expense, net occupancy expense, data processing and loan expense increased $3.1 million, $1.3 million, $628,000, $532,000 and $523,000, respectively. Excluding merger expenses, total non-interest expense increased $5.1 million during the second quarter of 2019 when compared to the second quarter of 2018.

	Three Months Ended
	June 30			June 30
	2019			2018			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$16,951	$(482)	$16,469	$13,809	$-	$13,809	$2,660	19.3%
Net occupancy expenses	3,148	(75)	3,073	2,520	-	2,520	553	21.9%
Data processing	2,139	(68)	2,071	1,607	-	1,607	464	28.9%
Professional fees	598	(153)	445	376	-	376	69	18.4%
Outside services and consultants	1,655	(176)	1,479	1,267	-	1,267	212	16.7%
Loan expense	2,048	(2)	2,046	1,525	-	1,525	521	34.2%
FDIC deposit insurance	365	-	365	345	-	345	20	5.8%
Other losses	169	(69)	100	269	-	269	(169)	-62.8%
Other expenses	4,511	(507)	4,004	3,224	-	3,224	780	24.2%
Total non-interest expense	$31,584	$(1,532)	$30,052	$24,942	$-	$24,942	$5,110	20.5%
Annualized Non-interest Exp. to Avg. Assets	2.51%		2.39%	2.49%		2.49%

Total non-interest expense was $10.5 million higher during the first six months of 2019 when compared to the first six months of 2018. Salaries and employee benefits, outside services and consultants expense, other expense, loan expense and data processing increased $3.2 million, $2.7 million, $2.3 million, $1.2 million and $802,000, respectively. Excluding merger expenses, total non-interest expense increased $4.9 million during the first six months of 2019 when compared to the same period of 2018.

	Six Months Ended
	June 30			June 30
	2019			2018			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$31,417	$(484)	$30,933	$28,182	$-	$28,182	$2,751	9.8%
Net occupancy expenses	5,920	(75)	5,845	5,486	-	5,486	359	6.5%
Data processing	4,105	(360)	3,745	3,303	-	3,303	442	13.4%
Professional fees	1,091	(392)	699	877	-	877	(178)	-20.3%
Outside services and consultants	5,185	(2,466)	2,719	2,531	-	2,531	188	7.4%
Loan expense	3,997	(2)	3,995	2,782	-	2,782	1,213	43.6%
FDIC deposit insurance	525	-	525	655	-	655	(130)	-19.8%
Other losses	273	(71)	202	415	-	415	(213)	-51.3%
Other expenses	8,809	(1,800)	7,009	6,548	-	6,548	461	7.0%
Total non-interest expense	$61,322	$(5,650)	$55,672	$50,779	$-	$50,779	$4,893	9.6%
Annualized Non-interest Exp. to Avg. Assets	2.64%		2.40%	2.57%		2.57%

Annualized non-interest expense as a percent of average assets were 2.51%, 2.80% and 2.49% for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively. Annualized non-interest expense, excluding merger expenses, as a percent of average assets continue to decline and were 2.39%, 2.41% and 2.49% for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively.

Annualized non-interest expense as a percent of average assets were 2.64% and 2.57% for the first six months of 2019 and 2018, respectively. Annualized non-interest expense, excluding merger expenses, as a percent of average assets were 2.40% and 2.57% for the first six months of 2019 and 2018, respectively. Horizon’s strategy to build mass and scale continues to prove effective.

Pg. 9 cont. Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

Income tax expense totaled $3.3 million for the second quarter of 2019, an increase of $1.2 million when compared to the first quarter of 2019 and an increase of $515,000 when compared to the second quarter of 2018. The increase in income tax expense from the first quarter of 2019 and the second quarter of 2018 was primarily due to increases in income before income taxes of $7.1 million and $3.0 million, respectively, when compared to the second quarter of 2019.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for loan and lease losses, tangible stockholders’ equity, tangible book value per share, the return on average assets and the return on average equity. In each case, we have identified special circumstances that we consider to be non-recurring and have excluded them, to show the impact of such events as acquisition-related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.  See the tables and other information below and contained elsewhere in this press release for reconciliations of the non-GAAP figures identified herein and their most comparable GAAP measures.

Non-GAAP Reconciliation of Tangible Stockholders' Equity and Tangible Book Value per Share
(Dollars in Thousands Except per Share Data, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2019	2019	2018	2018	2018
Total stockholders' equity	$626,461	$609,468	$491,992	$477,594	$470,535
Less: Intangible assets	179,776	176,864	130,270	130,755	131,239
Total tangible stockholders' equity	$446,685	$432,604	$361,722	$346,839	$339,296

Common shares outstanding	45,061,372	45,052,747	38,375,407	38,367,890	38,362,640

Tangible book value per common share	$9.91	$9.60	$9.43	$9.04	$8.84

Pg. 10 cont. Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30	June 30
	2019	2019	2018	2019	2018
Non-GAAP Reconciliation of Return on Average Assets
Average assets	$5,047,365	$4,307,189	$4,017,551	$4,679,423	$3,980,864
Return on average assets ("ROAA") as reported	1.32%	1.02%	1.41%	1.18%	1.36%
Merger expenses	0.12%	0.39%	0.00%	0.24%	0.00%
Tax effect	-0.02%	-0.07%	0.00%	-0.04%	0.00%
ROAA excluding merger expenses	1.42%	1.34%	1.41%	1.38%	1.36%
Loss (gain) on sale of investment securities	0.01%	0.00%	0.00%	0.00%	0.00%
Tax effect	0.00%	0.00%	0.00%	0.00%	0.00%
ROAA excluding gain on sale of investment securities	1.43%	1.34%	1.41%	1.38%	1.36%
Death benefit on bank owned life insurance ("BOLI")	-0.03%	0.00%	-0.02%	-0.02%	-0.01%
ROAA excluding death benefit on BOLI	1.40%	1.34%	1.39%	1.36%	1.35%
Core ROAA	1.40%	1.34%	1.39%	1.36%	1.35%

Non-GAAP Reconciliation of Return on Average Common Equity
Average Common Equity	$622,028	$506,449	$465,968	$563,862	$463,156
Return on average common equity ("ROACE") as reported	10.73%	8.66%	12.15%	9.82%	11.72%
Merger expenses	0.99%	3.30%	0.00%	2.02%	0.00%
Tax effect	-0.19%	-0.55%	0.00%	-0.35%	0.00%
ROACE excluding merger expenses	11.53%	11.41%	12.15%	11.49%	11.72%
Loss (gain) on sale of investment securities	0.06%	-0.01%	0.00%	0.03%	0.00%
Tax effect	-0.01%	0.00%	0.00%	-0.01%	0.00%
ROACE excluding gain on sale of investment securities	11.58%	11.40%	12.15%	11.51%	11.72%
Death benefit on bank owned life insurance ("BOLI")	-0.24%	0.00%	-0.13%	-0.13%	-0.07%
ROACE excluding death benefit on BOLI	11.34%	11.40%	12.02%	11.38%	11.65%
Core ROACE	11.34%	11.40%	12.02%	11.38%	11.65%

About Horizon

Horizon Bancorp, Inc. is an independent, commercial bank holding company serving northern and central Indiana, and southern, central and the Great Lakes Bay regions of Michigan through its commercial banking subsidiary Horizon Bank. Horizon also offers mortgage-banking services throughout the Midwest. Horizon may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Pg. 11 cont. Horizon Bancorp, Inc. Announces Record 2019 Second Quarter and Year-to-Date Net Income

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp, Inc.
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP, INC.
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2019	2019	2018	2018	2018
Balance sheet:
Total assets	$5,098,682	$5,051,639	$4,246,688	$4,150,561	$4,076,611
Investment securities	887,187	893,469	810,460	766,153	735,962
Commercial loans	2,062,623	2,089,579	1,721,590	1,698,582	1,672,998
Mortgage warehouse loans	133,428	71,944	74,120	71,422	109,016
Residential mortgage loans	814,065	819,824	668,141	651,250	634,636
Consumer loans	654,552	639,710	549,481	536,132	507,866
Earning assets	4,577,487	4,538,952	3,842,903	3,743,592	3,681,583
Non-interest bearing deposit accounts	810,350	811,768	642,129	621,475	615,018
Interest bearing transaction accounts	2,153,189	2,115,847	1,684,336	1,605,825	1,644,758
Time deposits	967,236	960,408	812,911	901,254	756,387
Borrowings	436,233	457,788	550,384	477,719	524,846
Subordinated debentures	56,194	55,310	37,837	37,791	37,745
Total stockholders' equity	626,461	609,468	491,992	477,594	470,535

	Three Months Ended
Income statement:
Net interest income	$41,529	$34,280	$33,836	$33,772	$33,550
Provision for loan losses	896	364	528	1,176	635
Non-interest income	10,898	8,712	8,477	8,686	8,932
Non-interest expense	31,584	29,738	26,117	25,620	24,942
Income tax expense	3,305	2,074	2,535	2,597	2,790
Net income	$16,642	$10,816	$13,133	$13,065	$14,115

Per share data: (1)
Basic earnings per share	$0.37	$0.28	$0.34	$0.34	$0.37
Diluted earnings per share	0.37	0.28	0.34	0.34	0.37
Cash dividends declared per common share	0.12	0.10	0.10	0.10	0.10
Book value per common share	13.90	13.53	12.82	12.45	12.27
Tangible book value per common share	9.91	9.60	9.43	9.04	8.84
Market value - high	17.13	17.82	19.40	21.39	21.94
Market value - low	$15.51	$15.50	$14.94	$19.44	$19.17
Weighted average shares outstanding - Basic	45,055,117	38,822,543	38,367,972	38,365,379	38,347,612
Weighted average shares outstanding - Diluted	45,130,408	38,906,172	38,488,002	38,534,970	38,519,401

Key ratios:
Return on average assets	1.32%	1.02%	1.25%	1.26%	1.41%
Return on average common stockholders' equity	10.73	8.66	10.73	10.87	12.15
Net interest margin	3.73	3.62	3.60	3.67	3.78
Loan loss reserve to total loans	0.50	0.49	0.59	0.60	0.58
Average equity to average assets	12.32	11.76	11.62	11.62	11.60
Bank only capital ratios:
Tier 1 capital to average assets	9.78	10.99	9.38	9.53	9.65
Tier 1 capital to risk weighted assets	12.22	11.84	11.91	12.09	12.21
Total capital to risk weighted assets	12.69	12.30	12.47	12.66	12.77

Loan data:
Substandard loans	$47,764	$41,728	$38,775	$34,655	$40,941
30 to 89 days delinquent	9,633	9,980	7,161	6,878	3,978

90 days and greater delinquent - accruing interest	$391	$192	$568	$202	$49
Trouble debt restructures - accruing interest	2,198	2,532	2,002	1,830	1,911
Trouble debt restructures - non-accrual	1,576	1,349	1,057	1,077	894
Non-accrual loans	14,764	15,313	11,548	11,417	12,555
Total non-performing loans	$18,929	$19,386	$15,175	$14,526	$15,409
Non-performing loans to total loans	0.52%	0.54%	0.50%	0.49%	0.53%

(1)  Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	June 30
	2019	2018
Balance sheet:
Total assets	$5,098,682	$4,076,611
Investment securities	887,187	735,962
Commercial loans	2,062,623	1,672,998
Mortgage warehouse loans	133,428	109,016
Residential mortgage loans	814,065	634,636
Consumer loans	654,552	507,866
Earning assets	4,577,487	3,681,583
Non-interest bearing deposit accounts	810,350	615,018
Interest bearing transaction accounts	2,153,189	1,644,758
Time deposits	967,236	756,387
Borrowings	436,233	524,846
Subordinated debentures	56,194	37,745
Total stockholders' equity	626,461	470,535

	Six Months Ended
Income statement:
Net interest income	$75,809	$66,961
Provision for loan losses	1,260	1,202
Non-interest income	19,610	17,250
Non-interest expense	61,322	50,779
Income tax expense	5,379	5,311
Net income	$27,458	$26,919

Per share data: (1)
Basic earnings per share	$0.65	$0.70
Diluted earnings per share	0.65	0.70
Cash dividends declared per common share	0.22	0.20
Book value per common share	13.90	12.27
Tangible book value per common share	9.91	8.84
Market value - high	17.82	21.94
Market value - low	$15.50	$17.87
Weighted average shares outstanding - Basic	41,956,047	38,327,118
Weighted average shares outstanding - Diluted	42,054,352	38,484,321

Key ratios:
Return on average assets	1.18%	1.36%
Return on average common stockholders' equity	9.82	11.72
Net interest margin	3.68	3.81
Loan loss reserve to total loans	0.50	0.58
Average equity to average assets	12.05	11.63
Bank only capital ratios:
Tier 1 capital to average assets	9.78	9.65
Tier 1 capital to risk weighted assets	12.22	12.21
Total capital to risk weighted assets	12.69	12.77

Loan data:
Substandard loans	$47,764	$40,941
30 to 89 days delinquent	9,633	3,978

90 days and greater delinquent - accruing interest	$391	$49
Trouble debt restructures - accruing interest	2,198	1,911
Trouble debt restructures - non-accrual	1,576	894
Non-accrual loans	14,764	12,555
Total non-performing loans	$18,929	$15,409
Non-performing loans to total loans	0.52%	0.53%
(1) Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2019	2019	2018	2018	2018
Commercial	$11,881	$11,556	$10,495	$10,581	$8,865
Real estate	1,732	1,588	1,676	1,574	1,761
Mortgage warehousing	1,040	1,014	1,006	1,030	1,084
Consumer	3,652	3,663	4,643	4,613	5,361
Total	$18,305	$17,821	$17,820	$17,798	$17,071

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
	2019	2019	2018	2018	2018
Commercial	$265	$61	$196	$179	$(40)
Real estate	41	(27)	47	(2)	(2)
Mortgage warehousing	-	-	-	-	-
Consumer	106	329	263	272	80
Total	$412	$363	$506	$449	$38
Percent of net charge-offs to average loans outstanding for the period	0.01%	0.01%	0.02%	0.02%	0.00%

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2019	2019	2018	2018	2018
Commercial	$8,697	$9,750	$6,903	$8,355	$8,987
Real estate	6,444	5,995	5,007	3,754	3,915
Mortgage warehousing	-	-	-	-	-
Consumer	3,788	3,641	3,265	2,417	2,507
Total	$18,929	$19,386	$15,175	$14,526	$15,409
Non-performing loans to total loans	0.52%	0.54%	0.55%	0.49%	0.53%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2019	2019	2018	2018	2018
Commercial	$3,694	$3,496	$1,967	$2,181	$2,628
Real estate	113	126	60	58	302
Mortgage warehousing	-	-	-	-	-
Consumer	48	30	48	26	62
Total	$3,855	$3,652	$2,075	$2,265	$2,992

HORIZON BANCORP, INC.
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest-earning assets
Federal funds sold	$18,251	$120	2.64%	$3,367	$15	1.79%
Interest-earning deposits	18,516	83	1.80%	25,946	107	1.65%
Investment securities - taxable	480,036	3,070	2.57%	416,182	2,441	2.35%
Investment securities - non-taxable(1)	411,944	2,793	3.44%	307,219	1,870	3.15%
Loans receivable(2)(3)	3,637,927	47,784	5.29%	2,886,087	36,308	5.08%
Total interest-earning assets(1)	4,566,674	53,850	4.81%	3,638,801	40,741	4.57%

Non-interest-earning assets
Cash and due from banks	67,537			44,213
Allowance for loan losses	(18,036)			(16,617)
Other assets	431,190			351,154

Total average assets	$5,047,365			$4,017,551

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$3,118,821	$8,938	1.15%	$2,403,780	$3,920	0.65%
Borrowings	398,320	2,495	2.51%	489,608	2,679	2.19%
Subordinated debentures	53,572	888	6.65%	36,525	592	6.50%
Total interest-bearing liabilities	3,570,713	12,321	1.38%	2,929,913	7,191	0.98%

Non-interest-bearing liabilities
Demand deposits	818,872			605,188
Accrued interest payable and other liabilities	35,752			16,482
Stockholders' equity	622,028			465,968

Total average liabilities and stockholders' equity	$5,047,365			$4,017,551

Net interest income/spread		$41,529	3.42%		$33,550	3.59%
Net interest income as a percent of average interest-earning assets(1)			3.73%			3.78%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)
Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

HORIZON BANCORP, INC.
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest-earning assets
Federal funds sold	$13,072	$224	3.46%	$3,560	$29	1.64%
Interest-earning deposits	22,414	191	1.72%	24,749	197	1.61%
Investment securities - taxable	464,544	5,980	2.60%	409,669	4,767	2.35%
Investment securities - non-taxable(1)	402,883	5,421	3.43%	307,462	3,735	3.13%
Loans receivable(2)(3)	3,346,731	87,407	5.28%	2,855,236	71,439	5.05%
Total interest-earning assets(1)	4,249,644	99,223	4.79%	3,600,676	80,167	4.55%

Non-interest-earning assets
Cash and due from banks	56,160			43,984
Allowance for loan losses	(17,939)			(16,480)
Other assets	391,558			352,684

Total average assets	$4,679,423			$3,980,864

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$2,818,496	$15,814	1.13%	$2,354,578	$6,791	0.58%
Borrowings	487,266	6,116	2.53%	508,731	5,251	2.08%
Subordinated debentures	45,735	1,484	6.54%	37,695	1,164	6.23%
Total interest-bearing liabilities	3,351,497	23,414	1.41%	2,901,004	13,206	0.92%

Non-interest-bearing liabilities
Demand deposits	731,556			600,214
Accrued interest payable and other liabilities	32,508			16,490
Stockholders' equity	563,862			463,156

Total average liabilities and stockholders' equity	$4,679,423			$3,980,864

Net interest income/spread		$75,809	3.38%		$66,961	3.64%
Net interest income as a percent of average interest-earning assets(1)			3.68%			3.81%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)
Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

HORIZON BANCORP, INC.
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	June 30	December 31
	2019	2018
	(Unaudited)
Assets
Cash and due from banks	$94,686	$58,492
Interest-earning time deposits	8,090	15,744
Investment securities, available for sale	673,419	600,348
Investment securities, held to maturity (fair value of $219,891 and $208,273)	213,768	210,112
Loans held for sale	3,185	1,038
Loans, net of allowance for loan losses of $18,305 and $17,820	3,646,363	2,995,512
Premises and equipment, net	91,469	74,331
Federal Home Loan Bank stock	22,447	18,073
Goodwill	151,111	119,880
Other intangible assets	28,665	10,390
Interest receivable	19,015	14,239
Cash value of life insurance	94,613	88,062
Other assets	51,851	40,467
Total assets	$5,098,682	$4,246,688
Liabilities
Deposits
Non-interest bearing	$810,350	$642,129
Interest bearing	3,120,425	2,497,247
Total deposits	3,930,775	3,139,376
Borrowings	436,233	550,384
Subordinated debentures	56,194	37,837
Interest payable	3,005	2,031
Other liabilities	46,014	25,068
Total liabilities	4,472,221	3,754,696
Commitments and contingent liabilities
Stockholders' Equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	-	-
Common stock, no par value, Authorized 99,000,000 shares (1) Issued 45,086,441 and 38,400,476 shares (1) Outstanding 45,061,372 and 38,375,407 shares (1)	-	-
Additional paid-in capital	380,735	276,101
Retained earnings	241,519	224,035
Accumulated other comprehensive income (loss)	4,207	(8,144)
Total stockholders' equity	626,461	491,992
Total liabilities and stockholders' equity	$5,098,682	$4,246,688

(1) Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
Interest Income
Loans receivable	$47,784	$36,308	$87,407	$71,439
Investment securities
Taxable	3,273	2,563	6,395	4,993
Tax exempt	2,793	1,870	5,421	3,735
Total interest income	53,850	40,741	99,223	80,167
Interest Expense
Deposits	8,938	3,920	15,814	6,791
Borrowed funds	2,495	2,679	6,116	5,251
Subordinated debentures	888	592	1,484	1,164
Total interest expense	12,321	7,191	23,414	13,206
Net Interest Income	41,529	33,550	75,809	66,961
Provision for loan losses	896	635	1,260	1,202
Net Interest Income after Provision for Loan Losses	40,633	32,915	74,549	65,759
Non-interest Income
Service charges on deposit accounts	2,480	1,907	4,357	3,795
Wire transfer fees	167	180	285	330
Interchange fees	2,160	1,555	3,521	2,883
Fiduciary activities	2,063	1,818	4,152	3,743
Gains (losses) on sale of investment securities (includes $(100) and $0for the three months ended June 30, 2019 and 2018, respectively, and $(85) and $11 for the six months ended June 30, 2019 and six months ended June 30, 2018 related to accumulated other comprehensive earnings reclassifications)	(100)	-	(85)	11
Gain on sale of mortgage loans	2,078	1,896	3,387	3,319
Mortgage servicing income net of impairment	570	511	1,176	860
Increase in cash value of bank owned life insurance	555	442	1,068	877
Death benefit on bank owned life insurance	367	154	367	154
Other income	558	469	1,382	1,278
Total non-interest income	10,898	8,932	19,610	17,250
Non-interest Expense
Salaries and employee benefits	16,951	13,809	31,417	28,182
Net occupancy expenses	3,148	2,520	5,920	5,486
Data processing	2,139	1,607	4,105	3,303
Professional fees	598	376	1,091	877
Outside services and consultants	1,655	1,267	5,185	2,531
Loan expense	2,048	1,525	3,997	2,782
FDIC insurance expense	365	345	525	655
Other losses	169	269	273	415
Other expense	4,511	3,224	8,809	6,548
Total non-interest expense	31,584	24,942	61,322	50,779
Income Before Income Taxes	19,947	16,905	32,837	32,230
Income tax expense (includes $(21) and $0 for the three months ended June 30, 2019 and 2018, respectively, and $(18) and $2 for the six months ended June 30, 2019 and six months ended June 30, 2018 related to income tax expense (benefit) from reclassification items)	3,305	2,790	5,379	5,311
Net Income	$16,642	$14,115	$27,458	$26,919
Basic Earnings Per Share (Restated - See Note 1)	$0.37	$0.37	$0.65	$0.70
Diluted Earnings Per Share (Restated - See Note 1)	0.37	0.37	0.65	0.70

(1) Adjusted for 3:2 stock split on June 15, 2018